INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of the 25th day of August, 1995, by and betweenVAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND, a Delaware businesstrust, hereinafter referred to as the "FUND," and VAN KAMPEN AMERICANCAPITAL ASSET MANAGEMENT, INC., a Delaware corporation, hereinafter referred to as the "ADVISER".

The FUND and the ADVISER agree as follows:

l.  Services Rendered and Expenses Paid by ADVISER

The ADVISER, subject to the control, direction and supervision ofthe FUND's Trustees and in conformity with applicable laws, the FUND'sAgreement and Declaration of Trust ("Declaration of Trust"), By-laws,registration statements, prospectus and stated investment objectives, policies andrestrictions, shall:

a. manage the investment and reinvestment of the FUND's assetsincluding, by way of illustration, the evaluation of pertinent economic,statistical, financial and other data, determination of the industries andcompanies to be represented in the FUND's portfolio, and formulation andimplementation of investment programs;

b. maintain a trading desk and place all orders for the purchaseand sale of portfolio investments for the FUND's account with brokers ordealers selected by the ADVISER;

c. conduct and manage the day-to-day operations of the FUND including, by way of illustration, the preparation of registration statement and amendments thereto, the furnishing of routine legal services except for services provided by outside counsel to the FUND selected by the Trustees, and the supervision of

d. furnish to the FUND office space, facilities, equipment andpersonnel adequate to provide the services described in paragraphs a., b.,and c. above and pay the compensation of each FUND trustee and FUND officer whois an affiliated person of the ADVISER, except the compensation of the FUND's Treasurer and related expenses as provided below.

In performing the services described in paragraph b. above, the ADVISER shall use its best efforts to obtain for the FUND the most favorable price and execution available and shall maintain records adequate to demonstrate compliance with this requirement. Subject to prior authorization by the FUND's Trustees of appropriate policies and procedures, the ADVISER may,to the extent authorized by law, cause the FUND to pay a broker or dealer that provides brokerage and research services to the ADVISER an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. In the event of such


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authorization and to the extent authorized by law the ADVISER shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

Except as otherwise agreed, or as otherwise provided herein, the FUND shall pay, or arrange for others to pay, all its expenses other than those expressly stated to be payable by the ADVISER hereunder, which expenses payable by the FUND shall include (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase and sale of portfolio investments;(iii) compensation of its trustees and officers other than those who are affiliated personnel working under the Treasurer's direction, and expenses of office space, facilities, and equipment used by the Treasurer and such personnel in the performance of their normal duties for the FUND which consist of maintenance of the accounts, books and other documents which constitute the record forming the basis for the FUND's financial statements, preparation of such financial statements and other FUND documents and reports of a financial nature required by federal and state laws, and participation in the production of the FUND's registration statement, prospectuses, proxy solicitation materials and reports to stockholders; (v) fees of outside counsel to and of independent accountants of the FUND selected by the Trustees; (vi) custodian, registrar and transfer agent fees and expenses; (vii) expenses related to the repurchase or redemption of its shares including expenses related to a program of periodic repurchases or redemptions; (viii) expenses related to the issuance of its shares against payment therefor by or on behalf of the subscribers thereto; (ix)fees and related expenses of registering and qualifying the FUND and its shares for distribution under state and federal securities laws, if any; (x)expenses for servicing stockholder accounts; (xi) insurance premiums for fidelity coverage and errors and omissions insurance; (xii) dues for the FUND's membership in trade associations approved by the Trustees; and (xiii) such nonrecurring expenses as may arise, including those associated with actions, suits, or proceedings to which the FUND is a party and the legal obligation which the FUND may have to indemnify its officers and trustees with respectthereto. To the extent that any of the foregoing expenses are allocated between the FUND and any other party, such allocations shall be pursuant to methods approved by the Trustees.

2.  Role of ADVISER

ADVISER, shall be free to render similar services to others and engage in other activities, so long as the services rendered to the FUND are not impaired.

Except as otherwise required by the Investment Company Act of 1940 any of the shareholders, trustees, officers and employees of the FUND may be a shareholder, director, officer or employee of, or be otherwise interested in, the ADVISER, and in any person controlled



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by or under common control with the ADVISER, and the ADVISER, and any person controlled by or under common control with the ADVISER, may have an interest in the FUND.

Except as otherwise agreed, in the absence of willful misfeasance, bad faith, negligence, or reckless disregard of obligations or duties hereunder on the part of the ADVISER, the ADVISER shall not be subject to liability to the FUND, or to any stockholder of the FUND, for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

3.  Compensation Payable to ADVISER

The ADVISER shall provide to the FUND the services provided for herein without charge.

The FUND's obligation to reimburse the ADVISER for certain expenses as described in Section 1 shall be reduced by any commissions, tender solicitation and other fees, brokerage or similar payments received by the ADVISER, or any other direct or indirect majority owned subsidiary of VK/AC Holding, Inc., in connection with the purchase and sale of portfolio investments of the FUND, less expenses incurred by such person, in connection with obtaining such commissions, fees, brokerage or similar payments. The ADVISER shall use its best efforts to recapture all available tender offer solicitation fees and exchange offer fees in connection with the FUND's portfolio transactions and shall advise the Board of Trustees of any other commissions, fees, brokerage or similar payments which may be possible for the ADVISER or any other direct or indirect majority owned subsidiary of VK/AC Holding, Inc. to receive in connection with the FUND's portfolio transactions or other arrangements which may benefit the FUND.

4.  Duration of Agreement

This Agreement shall have an initial term of two years and shall continue in force from year to year thereafter, but only so long as such continuance is approved at least annually by the vote of a majority of the FUND's trustees who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of the FUND's Trustees or a majority of the FUND's outstanding voting securities.

This Agreement shall terminate automatically in the event of its assignment. The Agreement may be terminated at any time by the FUND's Trustees, by vote of a majority of the FUND's outstanding voting securities, or by the ADVISER, on not more than 60 days', nor less than 30 days' written notice, or upon such shorter notice as may be mutually agreed upon. Such termination shall be without payment of any penalty.





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5.  Miscellaneous Provisions
"interested person," and "majority of the outstanding voting securities" shall have their respective meanings defined in the Investment Company Act of 1940 and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted to either the ADVISER or the FUND by the Securities and Exchange Commission, or such interpretive positions as may be taken by the Securities and Exchange Commission or its staff, under said Act, and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934 and the Rules and Regulations thereunder.

The execution of this Agreement has been authorized by the FUND's Trustees and by the sole shareholder. This Agreement is executed on behalf of the Fund or the Trustees of the FUND as Trustees and not individually and that the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the FUND individually but are binding only upon the assets and property of the FUND. A Certificate of Trust in respect of the Fund is on file with the Secretary of State of Delaware.

The parties hereto each have caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer as of the above date.



VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND

By: /s/ NORI L. GABERT
    -------------------------------------

Name: NORI L. GABERT
      -----------------------------------

Its:  Vice President
      -----------------------------------



VAN KAMPEN AMERICAN CAPITAL ASSET MANAGEMENT, INC.

By: /s/ HUEY P. FALGOUT, JR.

Name: HUEY P. FALGOUT, JR.
      -----------------------------------

Its:  Vice President
      -----------------------------------



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